UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403-5214

(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2025, Globus Medical, Inc., a Delaware corporation (“Globus Medical”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nevro Corp., a Delaware corporation (“Nevro”), and Palmer Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Globus Medical (“Merger Sub”).

The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Nevro (the “Merger”), with Nevro surviving the Merger as a wholly owned subsidiary of Globus Medical.

Merger Consideration

Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Nevro (“Nevro Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be cancelled and converted into the right to receive cash in an amount equal to $5.85 per share of Nevro Common Stock.

Conditions to the Merger

The respective obligations of Nevro and Globus Medical to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of conditions, including: (1) the adoption of the Merger Agreement by Nevro’s stockholders; (2) the absence of any law or order prohibiting consummation of the Merger; (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act Approval”); (4) accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; (5) compliance by the other party in all material respects with such other party’s obligations under the Merger Agreement; and (6) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) on Nevro since February 6, 2025 which is continuing as of the date of closing of the Merger.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by Nevro, Globus Medical and Merger Sub. The Merger Agreement also contains customary pre-closing covenants, including covenants by Nevro relating to the conduct of its business prior to the closing of the Merger. In addition, the parties have agreed to use their respective reasonable best efforts to take all actions necessary, proper or advisable to complete the Merger and the other transactions contemplated by the Merger Agreement as soon as reasonably practicable, including obtaining HSR Act Approval.

The Merger Agreement also provides that, prior to the closing of the Merger, Nevro is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. In addition, the board of directors of Nevro is required to recommend that its stockholders vote in favor of the transaction, subject to exceptions where failure to effect a recommendation change would be inconsistent with such board’s fiduciary duties.

Termination and Termination Fees

Either Nevro, Globus Medical or either party may terminate the Merger Agreement under certain circumstances, including if (1) the Merger is not completed by August 6, 2025 (or October 6, 2025, if the Merger Agreement term is extended for specified reasons), subject to extension by the mutual written consent of the parties (the “Termination Date”), (2) the Merger violates any final and non-appealable order or a law has been enacted after the date of the Merger Agreement that makes the Merger illegal or otherwise prohibited, (3) Nevro’s stockholders fail to adopt the Merger Agreement, (4) the other party breaches its representations, warranties or covenants in the Merger Agreement such that a condition to the closing of the Merger would not be met, (5) Nevro intends to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement), (6) Nevro breaches its obligations with respect to the solicitation of alternative transactions, or (7) Nevro’s board of directors changes its recommendation in favor of the Merger or Nevro’s board of directors fails to include its recommendation to adopt the Merger Agreement in Nevro’s proxy statement.

Nevro will be required to make a payment to Globus Medical equal to $15 million if the Merger Agreement is terminated in certain circumstances, including if (1) the Merger is not completed on or before the Termination Date (as it may be extended), and prior to termination a bona fide Acquisition Proposal (as defined in the Merger Agreement) shall have been publicly announced and within 12 months following such termination, Nevro enters into a definitive agreement with any third party with respect to an Acquisition Proposal that is later consummated, (2) prior to obtaining the Stockholder Approval, Nevro’s board of directors terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, or (3) Globus Medical terminates the Merger Agreement because a Company Board Recommendation Change (as defined in the Merger Agreement) has occurred or Nevro’s board does not include its recommendation that the stockholders adopt the Merger Agreement in its proxy statement. Nevro will be required to make a payment to Globus Medical equal to $10 million if Nevro’s stockholders do not affirmatively vote to approve the Merger at the stockholders meeting or at any adjournment or postponement thereof.

Globus Medical will be required to make a payment to Nevro equal to $15 million in the event the Merger Agreement is terminated by Nevro because Globus Medical or Merger Sub has breached its covenants, agreements, representations or warranties set forth in the Merger Agreement, which breach would reasonably be expected to prevent, materially impede or materially delay the ability of Globus Medical or Merger Sub to consummate the transactions contemplated by the Merger Agreement.

Additional Information

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Nevro or Globus Medical.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Nevro’s stockholders or Globus Medical’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed to by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time, and they should not be relied upon as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, Nevro and Globus Medical undertake no obligation to update such information.

Item 7.01	Regulation FD Disclosure.

On February 6, 2025, Globus Medical and Nevro issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Voting and Support Agreement

Concurrent with the execution of the Merger Agreement, Globus Medical entered into a Voting and Support Agreement (the “Voting Agreement”) with the directors and executive officers of Nevro providing that, among other things, subject to the terms and conditions set forth therein, such signatories will support the Merger and the transactions contemplated thereby, including by voting to adopt the Merger Agreement.

A copy of the Voting Agreement is included in this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The summary description of the terms of the Voting Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 6, 2025, by and among Nevro Corp., Globus Medical, Inc. and Palmer Merger Sub, Inc.*

10.1	Voting and Support Agreement, dated as of February 6, 2025, by and among Globus Medical, Inc., Nevro Corp., and other signatories thereto.*

99.1	Press Release, dated February 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

*   *   *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated: February 6, 2025	By:	/s/ Keith Pfeil
Keith Pfeil
Chief Financial Officer Chief Operating Officer Chief Accounting Officer Executive Vice President (Principal Financial Officer)